FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002.


                         ALLERGY IMMUNO TECHNOLOGIES, INC.
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        (Exact name of small business issuer as specified in its charter)

Delaware                                                      95-3937129
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(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification
No.)

1531 Monrovia Avenue, Newport Beach, California               92663
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number including area code: (949) 645-3703
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                                (Not applicable)
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(Former name, former address and former fiscal year, if changed since last report.)

Item 1.  Changes in Control of Registrant

On May 30, 2002, Allergy Immuno Technologies, Inc. ("We" or "the Company") underwent a change in control. LDM Holdings, Inc. purchased 13,350,000 shares of the Company's voting common stock (the "Shares") from Biomerica, Inc. The Shares represent approximately 75% of the outstanding voting shares of the Company. The sale of the Shares took place on May 30, 2002. LDM Holdings paid $212,500.00 in cash in exchange for the Shares, and a promissory obligation from the Company to Biomerica in the amount of $225,282.

It was and is the understanding of both the former control group and the incoming control group that LDM Holdings would assume control of the board of directors of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2002

ALLERGY IMMUNO TECHNOLOGIES, INC. (Registrant)


/s/ Lou Marrero
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Lou Marrero
Director